United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended May 31, 2013

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$926,890
Unrealized Gain (Loss) on Market Value of Futures	(3,770,850)
Dividend Income	391
Interest Income	437
ETF Transaction Fees	1,400
Total Income (Loss)	$(2,841,732)

Expenses
General Partner Management Fees	$21,869
NYMEX License Fee	437
Non-interested Directors' Fees and Expenses	363
Prepaid Insurance Expense	333
Brokerage Commissions	168
Other Expenses	10,602
Total Expenses	33,772
Expense Waiver	(6,240)
Net Expenses	$27,532
Net Income (Loss)	$(2,869,264)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 5/1/13	$39,098,269
Withdrawals (300,000 Units)	(5,938,964)
Net Income (Loss)	(2,869,264)

Net Asset Value End of Month	$30,290,041
Net Asset Value Per Unit (1,600,000 Units)	$18.93

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended May 31, 2013 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612